United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2010
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index

Item 1.01 Execution of a Material Definitive Agreement
     Effective October 30, 2010, the Company entered into a Release and Severance Agreement (the “Severance Agreement”) with William H. Osborne pursuant to which Mr. Osborne agreed to resign as President, Chief Executive Officer and director of Federal Signal Corporation (the “Company”), and the Company will pay Mr. Osborne substantially the same severance benefits as would have been payable under Mr. Osborne’s employment agreement with the Company for a termination without cause. The severance benefits payable to Mr. Osborne under the Severance Agreement include payment of $110,500 per month for the next twelve consecutive months, which amount equals his current monthly base salary plus one-twelfth of his 2010 target annual incentive bonus, and a lump-sum amount equal to $548,565, the amount of his unpaid 2010 target short-term incentive plan bonus prorated based upon his employment separation date. Mr. Osborne is also entitled to receive COBRA medical, dental and prescription drug insurance coverage at the active employee rate until the earlier of the expiration of eighteen months from his separation date or the date he becomes eligible to receive other insurance coverage. The Company will also (i) continue Mr. Osborne’s automobile allowance at the current rate of $1,150 per month for a period of twelve consecutive months and (ii) pay up to $50,000 for executive outplacement services as and when incurred by Mr. Osborne prior to December 31, 2011. The Severance Agreement also contains mutual claims releases and non-disparagement agreements by the Company and Mr. Osborne, and includes non-competition and non-solicitation covenants by Mr. Osborne for a period of 18 months after his separation date.
     The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Agreement, which is filed as Exhibit 10.1 to this Report, and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     Mr. Osborne’s employment agreement with the Company was terminated upon the effectiveness of Mr. Osborne’s resignation and the execution and delivery of the Severance Agreement. The material terms of Mr. Osborne’s employment agreement were initially described in the Company’s Current Report on Form 8-K filed on September 18, 2008, which agreement was subsequently amended to comply with Section 409A of the Internal Revenue Code. The information provided in Item 1.01 above is also incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Effective October 29, 2010, Mr. Osborne’s resigned as President, Chief Executive Officer and director of the Company. In connection with Mr. Osborne’s resignation, the Board of Directors reconstituted the Board of Directors from nine directors to eight directors.
     (c) On October 30, 2010, the Board of Directors of the Company appointed Dennis J. Martin, 60, as President and Chief Executive Officer of the Company. Since 2008, Mr. Martin has served, and will continue to serve, on the Company’s Board of Directors. Mr. Martin will also continue to serve on the finance committee of the Board of Directors although he will no longer serve on the Company’s audit committee or the compensation and benefits committee.
     Immediately prior to becoming the Company’s President and Chief Executive Officer, Mr. Martin was providing independent consulting services as Vice President of BD Martin Group LLC, a position he has held since August 2005. From May 2001 to August 2005, Mr. Martin was the Chairman, President and Chief Executive Officer of General Binding Corporation, a manufacturer and marketer of binding and laminating office equipment. Mr. Martin has no familial relationships with any of the Company’s directors or executive officers and has no business relationships with the Company that are required to be disclosed under Items 401(d) or 404(a) of Regulation S-K.
The material terms of Mr. Martin’s employment with the Company are summarized below:
     Annual Base Salary: Mr. Martin will be paid an annual base salary of $650,000. Mr. Martin will be eligible for a merit-based annual salary increase beginning in 2011.
     Short-Term Incentive Bonus Program: Mr. Martin will be eligible for an annual cash incentive bonus under the Company’s short-term incentive bonus program. For 2010, Mr. Martin’s short-term cash incentive bonus target has been set at 100% of his annual base salary with a maximum bonus potential of 120% of his base salary. Any bonus payable to Mr. Martin for his 2010 service to the Company will be based upon the attainment of certain pre-established corporate performance criteria (70%) and individual performance criteria (30%), and will be pro-rated to reflect the term of his actual employment with the Company during 2010.
     Equity Awards: The Company granted Mr. Martin a non-qualified stock option to purchase 90,875 shares of the Company’s common stock (the “Stock Option”). The Stock Option has an exercise price of $5.39 per share, which was the closing market price of the Company’s common stock as reported by the New York Stock Exchange (“NYSE”) on November 1, 2010. The option will vest and become exercisable as to one-third of the shares on each of the first three anniversaries following the date of grant.
     The Company also granted Mr. Martin a restricted stock award of 31,076 shares of the Company’s common stock having an aggregate value of approximately $167,500 based upon the closing market price of the Company’s common stock as reported by the NYSE on November 1, 2010 (i.e., $5.39 per share). The restricted stock will fully vest on the third anniversary of the date of grant.
     Executive General Severance: Mr. Martin will be eligible under the Company’s Executive General Severance Plan to receive a severance payment in the event of an involuntary termination of Mr. Martin’s employment without “Cause” or voluntary termination with “Good Reason”, prior to a change in control of the Company, as such terms are defined in the plan. Mr. Martin’s severance benefits in the event of such a termination will be those provided to Tier I executives. This Plan was previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.GG to the Company’s Form 10-K for the year ended December 31, 2008.
     Termination and Severance Upon a Change in Control: The Company and Mr. Martin have entered into an Executive Change-in-Control Severance Agreement (Tier 1) consistent with the agreements executed with the Company’s other named executive officers that provide for certain payments in the event of a “qualifying termination” of his employment after a “Change in Control” of the Company. The form of Executive Change-in-Control Severance Agreement was previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2010.
     Other Benefits: Mr. Martin’s compensation package also includes a monthly car allowance, eligibility to participate in the Company’s non-qualified Savings Restoration Plan and eligibility to participate in the Company’s standard benefit package including group health benefits, 401(k) plan and other benefits.
     Additionally, the Company also announced on November 1, 2010 that Jennifer L. Sherman, 45, the Company’s Senior Vice President, General Counsel and Secretary since March 2004, will assume the additional role of Chief Administrative Officer. In her new role, she will be responsible for the Company’s administrative functions including legal, human resources, information technology, facilities, compliance and government affairs. Ms. Sherman has held positions of increasing responsibility within the Company for more than 16 years. The terms of Ms. Sherman’s compensation remain the same.
     A copy of the press release issued by the Company announcing the appointment of Mr. Martin as the Company’s President and Chief Executive Officer, the resignation of Mr. Osborne as President and Chief Executive Officer of the Company and from the Company’s Board of Directors and the promotion of Ms. Sherman is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Release and Severance Agreement between Federal Signal Corporation and William H. Osborne dated October 30, 2010

99.1	Press Release dated November 1, 2010
*********

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Date: November 3, 2010	By:	/s/ William G. Barker, III
William G. Barker, III
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Release and Severance Agreement between Federal Signal Corporation and William H. Osborne dated October 30, 2010

99.1	Press Release dated November 1, 2010

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